Salarius Pharmaceuticals Announces Senior Leadership Changes      Scott Jordan Appointed Chief Business Officer; Mark Rosenblum, Appointed Interim Chief  Financial Officer    Houston, TX – September 13, 2019 – Salarius Pharmaceuticals, Inc. (Nasdaq: SLRX), a clinical‐ stage oncology company targeting the epigenetic causes of cancer, today announced the  appointment of Scott Jordan to the new role of Chief Business Officer and the appointment of  Mark Rosenblum to the position of Executive Vice President Finance and Interim Chief Financial  Officer. These changes are intended to enhance Salarius' focus on financial operations and  strategic value creation while its lead clinical programs in Ewing sarcoma and advanced solid  tumors continue to advance toward potential data milestones in 2020.  Epigenetics refers to  the regulatory system that affects gene expression and can cause cancer.  Drugs that are able to  safely modify the activity of these epigenetic regulators may correct the gene changes that are  driving the disease.    Mr. Jordan first joined the company as Chief Financial Officer in 2016. In his new role as Chief  Business officer, Mr. Jordan will lead Salarius' strategic and business development initiatives,  public relations, communications and capital markets activities. Prior to joining Salarius, Mr.  Jordan served as Chief Financial Officer of Beta Cat Pharmaceuticals, Inc. and Chief Investment  Officer of Stingray Therapeutics. Mr. Jordan has also served as co‐founder and advisor at  Healthios Xchange and served as Vice President of Healthios Capital Markets, LLC. Mr. Jordan  earned a B.A. in Marketing from Michigan State University and an M.B.A. from Kellstadt  Graduate School of Management (DePaul).    As the company's Interim Chief Financial Officer, Mr. Rosenblum is responsible for the  company's financial and operating activities. Mr. Rosenblum first joined Salarius as a financial  consultant to assist in the recent merger of Flex Pharma, Inc. and Salarius Pharmaceuticals, LLC.  Prior to joining the company, Mr. Rosenblum served as Chairman and Chief Executive Office of  ActiveCare, Inc., a publicly traded healthcare company, and has served in the role of Chief  Financial Officer for several publicly traded companies. Mr. Rosenblum holds both a Masters in  Accountancy and a B.S. degree in Accounting from the University of South Carolina. Mr.  Rosenblum is a member of the American Institute of Certified Public Accountants and was a  licensed Certified Public Accountant for over 30 years.    David Arthur, President and CEO of Salarius, stated, "We are excited to have Scott and Mark  assume these key executive roles, which I believe reflects our growth as an emerging  biotechnology company and supports our trajectory as we seek to realize the strategic and  commercial potential of our Seclidemstat programs and expand our pipeline.”       XXX    2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021    www.salariuspharma.com

About Salarius Pharmaceuticals  Salarius Pharmaceuticals, Inc. is a clinical‐stage oncology company targeting the epigenetic  causes of cancers and is developing treatments for patients that need them the most.  Epigenetics refers to the regulatory system that affects gene expression. In some cancers,  epigenetic regulators often become dysregulated and incorrectly turn genes "on" or "off"  leading to cancer progression. Drugs that are able to safely modify the activity of these  epigenetic regulators may correct the gene changes that are driving the disease.  The  company’s lead candidate, Seclidemstat, is currently in clinical development for treating Ewing  sarcoma, for which it has Orphan Drug designation and Rare Pediatric Disease Designation by  the U.S. Food and Drug Administration. Salarius believes that Seclidemstat is one of only two  reversible inhibitors of the epigenetic modulator LSD1 currently in human trials, and that it  could have potential for improved safety and efficacy compared to other LSD1‐targeted  therapies. Salarius is also developing Seclidemstat for a number of cancers with high unmet  medical need, with a second Phase 1 clinical study in advanced solid tumors, including prostate,  breast and ovarian cancers. Salarius receives financial support from the National Pediatric  Cancer Foundation to advance the Ewing sarcoma clinical program and is also the recipient of  an $18.7 million Product Development Award from the Cancer Prevention and Research  Institute of Texas (CPRIT). For more information, please visit salariuspharma.com.    Forward‐Looking Statements  This press release contains “forward‐looking statements” within the meaning of the Private  Securities Litigation Reform Act of 1995. All statements, other than statements of historical  facts, included in this press release are forward‐looking statements. Examples of such  statements include, but are not limited to, statements relating to: the potential for  Seclidemstat to target the epigenetic causes of cancers including prostate, breast, and ovarian  cancers; expected timing and results of clinical studies; Salarius’ development trajectory; the  nature, strategy and focus of the company; the development and strategic and commercial  potential of any product candidates of the company; and plans to expand the company’s  pipeline. Salarius may not actually achieve the plans, carry out the intentions or meet the  expectations or objectives disclosed in the forward‐looking statements. You should not place  undue reliance on these forward‐looking statements. These statements are subject to risks and  uncertainties which could cause actual results and performance to differ materially from those  discussed in the forward‐looking statements. These risks and uncertainties include, but are not  limited to, the following: the ability of the company to raise additional capital to meet the  company’s business operational needs and to achieve its business objectives and strategy; the  company’s ability to project future capital needs and cash utilization; future clinical trial results;  that the results of studies and clinical trials may not be predictive of future clinical trial results;  the applicability of clinical results and the company’s ability to develop and commercialize new  products; the sufficiency of Salarius’ intellectual property protection; risks related to the drug  development and the regulatory approval process; the impact of new legislation or regulations,  or of judicial decisions, on the company’s business; and the competitive landscape and other  industry‐related risks. Salarius disclaims any intent or obligation to update these forward‐ 2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021    www.salariuspharma.com

looking statements to reflect events or circumstances that exist after the date on which they  were made.    Contacts    Investor Relations  LifeSci Advisors, LLC  Jeremy Feffer  Managing Director  (212) 915‐2568  jeremy@lifesciadvisors.com     Media Relations:  Tiberend Strategic Advisors, Inc.  Johanna Bennett  Senior Vice President  (212) 375‐2686  jbennett@tiberend.com     2450 Holcombe Boulevard, Suite J608, Houston, Texas 77021    www.salariuspharma.com